FIRST QUARTER 2019

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 21 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of First Quarter 2019 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Restructuring, repositioning, and efficiency initiatives	Noninterest expense: various	$(12.2) million	Primarily pre-tax severance-related costs and professional fees associated with efficiency initiatives

Corporate	Acquisition expenses	Noninterest expense: various	$(5.7) million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition

First Quarter 2019 vs. Fourth Quarter 2018

Consolidated
● 1Q19 diluted EPS of $.31 compared to $.30 in 4Q18

● Total revenue up 6% as increase in fee income offset lower NII

● Increase in fee income largely due to higher fixed income revenue; 4Q18 fee income includes unfavorable adjustment to debit card income

● NII down from decreased loan accretion and fewer days in 1Q19

● NIM of 3.31% in 1Q19 compared to 3.38% in 4Q18; decrease due to increase in interest bearing cash & lower loan accretion

●    Loan loss provision increase primarily driven by commercial loan growth & one relationship that was downgraded within Regional Banking
   ●   Net charge-offs decreased $7.0 million to $4.5 million in 1Q19

●    Deferred compensation net impact of $1.6 million; expense increase of $13.2 million, offset by fee income increase of $11.6 million

●    1Q19 includes $12.2 million of restructuring costs and $5.7 million of acquisition-related expenses, compared to $11.6 million of acquisition costs in 4Q18

●    Period-end loan growth reflects a 2% increase in Regional Banking, offset by a 6% run-off in Non-strategic

(Thousands, except per share data)	1Q19	4Q18	Change
Income Statement
Net interest income	$294,508	$302,512	(3)%
Noninterest income	141,045	110,274	28%
Total revenues	435,553	412,786	6%
Provision for loan losses	9,000	6,000	50%
Noninterest expense	296,090	281,932	5%
Income before income taxes	130,463	124,854	4%
Provision for income taxes	27,058	24,049	13%
Net income/(loss)	$103,405	$100,805	3%
Diluted EPS	$0.31	$0.30	3%

Balance Sheet (millions)
Average Loans	$27,313	$27,155	1%
Average Deposits	32,497	31,848	2%

Regional Banking
●       Strong loan and deposit growth
   ● Period-end loans up 2%; Period-end deposits up 3%
   ●  Deposit growth from key markets in Mid-Atlantic & South Florida
   ● NII down from lower loan accretion, fewer days in 1Q19 & funds transfer pricing methodology with offset in Corporate

●    Fee income up 4%; 1Q19 fee income impacted by seasonality in NSF fee income; 4Q18 includes unfavorable adjustment to debit card income

●    Provision expense increase primarily driven by commercial loan growth and one relationship that was downgraded during the quarter
      ●   Net charge-offs decreased $7.1 million to $5.5 million in 1Q19

●   Expenses down 3%
      ● Broad-based cost savings across multiple line items driven by strategic-focus on expense optimization

(Thousands)	1Q19	4Q18	Change
Net interest income	$287,157	$299,640	(4)%
Noninterest income	72,117	69,208	4%
Total revenues	359,274	368,848	(3)%
Provision for loan losses	13,958	7,850	78%
Noninterest expense	199,959	206,372	(3)%
Income before income taxes	$145,357	$154,626	(6)%
PPNR (a)	159,315	162,476	(2)%

Balance Sheet (millions)
Period-end loans	$26,896	$26,385	2%
Period-end deposits	30,376	29,370	3%
(a) Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

Fixed Income
● Federal Reserve commentary and outlook for rates to be flat/down favorably impacted 1Q19 activity

●     1Q19 ADR of $729 thousand, up 48 percent with all trading desks showing growth from 4Q18

● Pre-tax income up from higher ADR and lower fixed expenses

(Thousands)	1Q19	4Q18	Change
Net interest income	$7,322	$9,002	(19)%
Noninterest income	53,807	39,678	36%
Total revenues	61,129	48,680	26%
Noninterest expense	51,227	46,947	9%
Income before income taxes	$9,902	$1,733	NM
NM - Not meaningful

FHN PERFORMANCE HIGHLIGHTS (continued)

First Quarter 2019 vs. Fourth Quarter 2018 (continued)

Corporate
●    NII favorably impacted by reduction in market-indexed deposits primarily due to strong deposit growth in Regional Banking

●    Deferred compensation net impact of $1.6 million; expense increase of $13.2 million, offset by fee income increase of $11.6 million

●    Expense increase also driven by restructuring costs associated with efficiency initiatives, somewhat offset by lower acquisition-related costs

(Thousands)	1Q19	4Q18	Change
Net interest income	$(7,853)	$(15,334)	49%
Noninterest income	13,352	(1,411)	NM
Total revenues	5,499	(16,745)	NM
Noninterest expense	40,351	23,127	74%
Income before income taxes	$(34,852)	$(39,872)	13%
NM - Not meaningful

Non-Strategic				● Non-Strategic results reflect continuing wind-down of the loan portfolio

(Thousands)	1Q19	4Q18	Change
Net interest income	$7,882	$9,204	(14)%
Noninterest income	1,769	2,799	(37)%
Total revenues	9,651	12,003	(20)%
Provision for loan losses	(4,958)	(1,850)	NM
Noninterest expense	4,553	5,486	(17)%
Income before income taxes	$10,056	$8,367	20%

Balance Sheet
Average loans	$1,005	$1,068	(6)%
NM - Not meaningful

Asset Quality
●    Increase in reserves primarily driven by loan growth within the commercial portfolio

●    Net charge-offs were $4.5 million in 1Q19 compared to $11.5 million in 4Q18 driven by the C&I and Other Consumer portfolios

●    Criticized and classified commercial loans down $78 million
   ●   Nonperforming loans at 65 bps, up 11 bps, largely due to three C&I credits

●    Decrease in 30+ delinquencies driven by payoffs and loans becoming current within the consumer portfolio

(Thousands)	1Q19	4Q18	Change
Allowance for loan losses	$184,911	$180,424	2%
Allowance / loans %	0.66%	0.66%
Net Charge-offs	$4,513	$11,535	(61)%
Net charge-offs %	0.07%	0.17%
Nonperforming Loans (a)	$181,625	$147,749	23%
NPL %	0.65%	0.54%
30+ delinquencies	$63,693	$75,164	(15)%
30+ delinquencies %	0.23%	0.27%
* Amount is less than one percent.
(a) Excludes loans held-for-sale.

Capital and Liquidity
● Increased quarterly dividend to $.14 in 1Q19 from $.12 in 4Q18

● Repurchased 3.5 million shares (weighted average price - $14.85) in 1Q19 compared to 5.4 million shares (weighted average price - $15.00) in 4Q18

● $349.0 million remaining authorization under the stock purchase authorization first announced in January 2018, currently scheduled to expire January 31, 2021

(millions)	1Q19	4Q18	Change
Common dividends declared (a)	$44.3	$38.4	15%
Preferred dividends declared	$1.6	$1.6	*
Share repurchases	$51.5	$80.5	(36)%
Capital Ratios (b)
Common Equity Tier 1	9.66%	9.77%
Tier 1	10.69%	10.80%
Total Capital	11.82%	11.94%
Leverage	9.02%	9.09%
NM - Not meaningful
* Amount is less than one percent.
(a) 1Q19 common dividends paid April 1, 2019; 4Q18 common dividends paid January 2, 2019.
(b) Regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate.

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						1Q19 Changes vs.
(Dollars in thousands, except per share data)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Interest income	$400,615	$401,186	$393,669	$387,811	$363,355	*	10%
Less: interest expense	106,107	98,674	87,969	76,879	62,182	8%	71%
Net interest income	294,508	302,512	305,700	310,932	301,173	(3)%	(2)%
Provision/(provision credit) for loan losses	9,000	6,000	2,000	—	(1,000)	50%	NM
Net interest income after provision for loan losses	285,508	296,512	303,700	310,932	302,173	(4)%	(6)%
Noninterest income:
Fixed income (a)	53,749	39,866	44,813	37,697	45,506	35%	18%
Deposit transactions and cash management (b)	31,621	25,422	35,792	36,083	35,984	24%	(12)%
Brokerage, management fees and commissions	12,633	13,380	14,200	13,740	13,483	(6)%	(6)%
Trust services and investment management	7,026	6,959	7,438	8,132	7,277	1%	(3)%
Bankcard income	6,015	6,760	6,878	6,635	6,445	(11)%	(7)%
Bank-owned life insurance	4,402	4,852	4,337	5,773	3,993	(9)%	10%
Securities gains/(losses), net (c)	31	(28)	212,859	31	86	NM	(64)%
Other (d)	25,568	13,063	22,655	19,434	23,243	96%	10%
Total noninterest income	141,045	110,274	348,972	127,525	136,017	28%	4%
Adjusted gross income after provision for loan losses	426,553	406,786	652,672	438,457	438,190	5%	(3)%
Noninterest expense:
Employee compensation, incentives, and benefits (e)	177,925	156,240	164,839	165,890	171,254	14%	4%
Repurchase and foreclosure provision (f)	(455)	(153)	(562)	(252)	(72)	NM	NM
Legal fees	2,831	3,479	2,541	2,784	2,345	(19)%	21%
Professional fees (g)	12,299	8,842	9,270	15,415	12,272	39%	*
Occupancy	20,693	22,053	20,002	22,503	20,451	(6)%	1%
Computer software	15,139	14,656	15,693	15,123	15,132	3%	*
Contract employment and outsourcing	3,371	4,248	4,314	5,907	4,053	(21)%	(17)%
Operations services	11,488	12,945	13,121	14,653	15,561	(11)%	(26)%
Equipment rentals, depreciation, and maintenance	8,829	8,983	9,423	10,708	10,018	(2)%	(12)%
FDIC premium expense (h)	4,273	5,200	7,850	9,978	8,614	(18)%	(50)%
Advertising and public relations	7,242	7,718	8,365	5,070	3,599	(6)%	NM
Communications and courier	6,453	7,256	7,014	7,530	8,232	(11)%	(22)%
Amortization of intangible assets	6,216	6,461	6,460	6,460	6,474	(4)%	(4)%
Other (d)	19,786	24,004	25,701	50,999	35,332	(18)%	(44)%
Total noninterest expense	296,090	281,932	294,031	332,768	313,265	5%	(5)%
Income before income taxes	130,463	124,854	358,641	105,689	124,925	4%	4%
Provision for income taxes (i)	27,058	24,049	83,925	19,697	29,931	13%	(10)%
Net income/(loss)	103,405	100,805	274,716	85,992	94,994	3%	9%
Net income attributable to noncontrolling interest	2,820	2,910	2,883	2,852	2,820	(3)%	*
Net income/(loss) attributable to controlling interest	100,585	97,895	271,833	83,140	92,174	3%	9%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$99,035	$96,345	$270,283	$81,590	$90,624	3%	9%
Common Stock Data
EPS (c)	$0.31	$0.30	$0.83	$0.25	$0.28	3%	11%
Basic shares (thousands)	317,435	321,505	324,406	325,153	326,489	(1)%	(3)%
Diluted EPS	$0.31	$0.30	$0.83	$0.25	$0.27	3%	15%
Diluted shares (thousands)	319,581	323,885	327,252	328,426	330,344	(1)%	(3)%
Key Ratios & Other
Return on average assets (annualized) (c) (j)	1.03%	0.99%	2.72%	0.86%	0.95%
Return on average common equity (“ROCE”) (annualized) (c) (j)	9.09%	8.81%	25.41%	7.86%	8.79%
Return on average tangible common equity (“ROTCE”) (annualized) (c) (j) (k)	14.17%	13.80%	40.51%	12.63%	14.06%
Fee income to total revenue (j)	32.38%	26.72%	30.81%	29.08%	31.10%
Efficiency ratio (j)	67.99%	68.30%	66.55%	75.90%	71.67%
Average full time equivalent employees	5,524	5,563	5,623	5,873	5,835
NM - Not meaningful
* Amount is less than one percent.

(a)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares which impacts certain performance measures in 3Q18.

(d)	Refer to the Other Income and Other Expense table on page 7 for additional information.

(e)	1Q19 includes $6.5 million of severance-related costs associated with efficiency initiatives. 1Q19 and 4Q18 include $6.2 million and $(7.1) million, respectively, of deferred compensation expense.
(f) Expense reversals driven by the settlements/recoveries of certain repurchase claims.

(g)	1Q19 includes $4.3 million related to efficiency initiatives.
(h) 4Q18 decrease due to the end of the FDIC assessment surcharge.

(i)	3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares.

(j)	See Glossary of Terms for definitions of Key Ratios.

(k)	This non-GAAP measure is reconciled to ROCE (GAAP) in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						1Q19 Changes vs.
(Thousands)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Other Income
ATM and interchange fees	$3,241	$3,411	$3,263	$3,413	$3,267	(5)%	(1)%
Dividend income	2,313	2,425	2,757	3,124	2,249	(5)%	3%
Electronic banking fees	1,271	1,393	1,309	1,228	1,204	(9)%	6%
Letter of credit fees	1,368	1,447	1,307	1,295	1,249	(5)%	10%
Mortgage banking	1,886	3,077	2,533	2,431	2,546	(39)%	(26)%
Deferred compensation (a)	5,474	(6,124)	1,458	991	451	NM	NM
Insurance commissions	624	467	396	476	757	34%	(18)%
Other service charges	3,869	3,513	3,758	3,728	4,123	10%	(6)%
Gain/(loss) on extinguishment of debt	(1)	(14)	(1)	—	—	93%	NM
Other (b)	5,523	3,468	5,875	2,748	7,397	59%	(25)%
Total	$25,568	$13,063	$22,655	$19,434	$23,243	96%	10%

Other Expense
Litigation and regulatory matters (c)	$13	$35	$(1,541)	$16	$2,134	(63)%	(99)%
Tax credit investments	675	1,126	1,370	1,079	1,137	(40)%	(41)%
Travel and entertainment	2,712	4,340	3,988	5,131	2,983	(38)%	(9)%
Employee training and dues	1,457	1,908	1,682	1,849	1,779	(24)%	(18)%
Customer relations	1,599	1,834	1,328	1,358	1,063	(13)%	50%
Miscellaneous loan costs	1,027	1,012	543	1,035	1,142	1%	(10)%
Supplies	1,804	1,459	1,635	1,987	1,836	24%	(2)%
OREO	(366)	456	1,256	810	108	NM	NM
Other insurance and taxes	2,694	1,506	2,761	2,752	2,665	79%	1%
Non-service components of net periodic pension and post retirement cost (d)	432	1,632	1,585	1,530	504	(74)%	(14)%
Other (e)	7,739	8,696	11,094	33,452	19,981	(11)%	(61)%
Total	$19,786	$24,004	$25,701	$50,999	$35,332	(18)%	(44)%
NM - Not meaningful

(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(b)
4Q18 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 and 1Q18 include $.8 million and $3.3 million, respectively, of gains on the sales of buildings.

(c)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses within the Regional Banking segment.

(d)	1Q18 includes a $1.0 million favorable adjustment related to benefits received.

(e)	2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						1Q19 Changes vs.
(Thousands)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Assets:
Investment securities	$4,626,322	$4,636,470	$4,618,383	$4,734,411	$4,836,155	*	(4)%
Loans held-for-sale (a)	594,662	679,149	725,651	692,659	770,412	(12)%	(23)%
Loans, net of unearned income	27,990,048	27,535,532	27,350,214	27,701,740	27,249,793	2%	3%
Federal funds sold	167,602	237,591	113,722	91,303	62,541	(29)%	NM
Securities purchased under agreements to resell	474,679	386,443	687,437	782,765	910,670	23%	(48)%
Interest-bearing cash (b)	1,013,254	1,277,611	531,681	750,634	309,351	(21)%	NM
Trading securities	1,681,727	1,448,168	1,930,991	1,649,470	1,759,430	16%	(4)%
Total earning assets	36,548,294	36,200,964	35,958,079	36,402,982	35,898,352	1%	2%
Cash and due from banks	570,589	781,291	642,051	602,952	459,820	(27)%	24%
Fixed income receivables (c)	46,782	38,861	177,802	68,148	94,036	20%	(50)%
Goodwill	1,432,788	1,432,787	1,409,822	1,409,276	1,398,501	*	2%
Other intangible assets, net	148,818	155,034	161,495	167,955	174,415	(4)%	(15)%
Premises and equipment, net	484,494	494,041	506,453	525,175	531,981	(2)%	(9)%
Other real estate owned ("OREO")	23,396	25,290	28,628	29,712	35,715	(7)%	(34)%
Allowance for loan losses	(184,911)	(180,424)	(185,959)	(185,462)	(187,194)	2%	(1)%
Derivative assets	118,128	81,475	54,476	122,056	114,348	45%	3%
Other assets (d)	1,910,625	1,802,939	1,883,077	1,934,001	1,943,221	6%	(2)%
Total assets	$41,099,003	$40,832,258	$40,635,924	$41,076,795	$40,463,195	1%	2%

Liabilities and Equity:
Deposits:
Consumer interest	$13,707,310	$13,327,104	$12,800,892	$12,780,195	$12,674,251	3%	8%
Commercial interest	6,729,999	6,172,159	5,735,486	5,547,510	5,816,992	9%	16%
Market-indexed (e)	4,062,531	5,042,412	4,445,826	4,412,272	4,346,862	(19)%	(7)%
Total interest-bearing deposits	24,499,840	24,541,675	22,982,204	22,739,977	22,838,105	*	7%
Noninterest-bearing deposits	7,963,048	8,141,317	8,025,881	8,237,890	7,980,846	(2)%	*
Total deposits	32,462,888	32,682,992	31,008,085	30,977,867	30,818,951	(1)%	5%
Federal funds purchased	339,360	256,567	437,474	351,655	392,714	32%	(14)%
Securities sold under agreements to repurchase	745,788	762,592	678,510	713,152	672,154	(2)%	11%
Trading liabilities	429,669	335,380	739,694	743,721	827,362	28%	(48)%
Other short-term borrowings (f)	140,832	114,764	1,069,912	1,836,852	1,332,141	23%	(89)%
Term borrowings (g)	1,177,926	1,170,963	1,200,134	1,227,281	1,214,967	1%	(3)%
Fixed income payables (c)	100,290	9,572	36,939	14,739	6,167	NM	NM
Derivative liabilities	107,123	133,713	170,324	135,349	121,394	(20)%	(12)%
Other liabilities (d)	748,606	580,335	552,921	526,430	504,817	29%	48%
Total liabilities	36,252,482	36,046,878	35,893,993	36,527,046	35,890,667	1%	1%
Equity:
Common stock	197,101	199,108	202,464	203,127	204,496	(1)%	(4)%
Capital surplus	2,983,948	3,029,425	3,101,102	3,113,612	3,155,407	(2)%	(5)%
Undivided profits	1,595,568	1,542,408	1,484,959	1,254,069	1,211,655	3%	32%
Accumulated other comprehensive loss, net	(321,151)	(376,616)	(437,649)	(412,114)	(390,085)	(15)%	(18)%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,846,521	4,785,380	4,741,931	4,549,749	4,572,528	1%	6%
Total liabilities and equity	$41,099,003	$40,832,258	$40,635,924	$41,076,795	$40,463,195	1%	2%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
*Amount is less than one percent.

(a)
1Q19 includes $495.5 million of SBA and USDA loans, $75.0 million of mortgage loans, and $24.2 million of other consumer loans; 2Q18 decrease driven by the sales of approximately $120 million UPB of loans.

(b)	Includes excess balances held at Fed.

(c)	Period-end balances fluctuate based on the level of pending unsettled trades.

(d)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in approximately $180 million of lease assets and approximately $200 million of lease liabilities being added to the balance sheet.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(g)	4Q18 and 3Q18 decreases include the retirement of $35.1 million and $10.3 million, respectively, of TRUPS debt.

(h)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						1Q19 Changes vs.
(Thousands)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$16,428,088	$15,952,608	$16,038,920	$15,958,162	$15,535,621	3%	6%
Commercial real estate	3,959,592	4,170,186	4,226,580	4,198,275	4,230,217	(5)%	(6)%
Consumer real estate	6,194,147	6,274,799	6,199,910	6,217,618	6,302,365	(1)%	(2)%
Permanent mortgage	216,037	228,184	348,922	369,144	389,732	(5)%	(45)%
Credit card and other	515,436	528,866	532,890	555,588	594,130	(3)%	(13)%
Total loans, net of unearned income (a)	27,313,300	27,154,643	27,347,222	27,298,787	27,052,065	1%	1%
Loans held-for-sale (b)	670,401	714,388	727,508	727,212	726,978	(6)%	(8)%
Investment securities:
U.S. treasuries	99	98	98	98	98	1%	1%
U.S. government agencies	4,494,814	4,489,625	4,594,639	4,705,893	4,792,709	*	(6)%
States and municipalities	33,400	27,573	14,332	1,621	51	21%	NM
Corporate bonds	65,194	65,033	65,505	65,719	65,634	*	(1)%
Other	10,249	11,421	7,307	4,114	5,153	(10)%	99%
Total investment securities	4,603,756	4,593,750	4,681,881	4,777,445	4,863,645	*	(5)%
Trading securities	1,443,969	1,634,726	1,501,857	1,568,675	1,711,776	(12)%	(16)%
Other earning assets:
Federal funds sold	113,043	43,752	43,396	35,165	27,797	NM	NM
Securities purchased under agreements to resell	428,687	609,891	764,743	728,785	881,429	(30)%	(51)%
Interest-bearing cash (c)	1,717,696	1,073,540	486,280	447,461	482,060	60%	NM
Total other earning assets	2,259,426	1,727,183	1,294,419	1,211,411	1,391,286	31%	62%
Total earning assets	36,290,852	35,824,690	35,552,887	35,583,530	35,745,750	1%	2%
Allowance for loan losses	(182,332)	(186,978)	(186,204)	(187,253)	(190,420)	(2)%	(4)%
Cash and due from banks	610,470	615,199	597,578	564,554	563,555	(1)%	8%
Fixed income receivables	55,393	56,519	54,176	51,346	61,757	(2)%	(10)%
Premises and equipment, net	485,462	499,867	518,017	532,259	537,359	(3)%	(10)%
Derivative assets	55,288	38,449	31,322	99,212	79,292	44%	(30)%
Other assets (d)	3,568,059	3,454,782	3,509,257	3,530,064	3,553,431	3%	*
Total assets	$40,883,192	$40,302,528	$40,077,033	$40,173,712	$40,350,724	1%	1%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$13,390,692	$12,965,734	$12,663,181	$12,581,023	$12,586,843	3%	6%
Commercial interest	6,577,476	5,900,136	5,580,371	5,618,245	5,540,090	11%	19%
Market-indexed (e)	4,734,295	4,947,192	4,486,335	4,488,503	4,238,128	(4)%	12%
Total interest-bearing deposits	24,702,463	23,813,062	22,729,887	22,687,771	22,365,061	4%	10%
Federal funds purchased	370,868	334,036	454,670	368,321	464,300	11%	(20)%
Securities sold under agreements to repurchase	688,765	710,898	720,716	667,689	756,487	(3)%	(9)%
Trading liabilities	375,169	543,696	702,026	666,092	822,815	(31)%	(54)%
Other short-term borrowings (f)	114,474	244,413	861,865	1,399,580	1,698,490	(53)%	(93)%
Term borrowings	1,172,618	1,172,405	1,235,166	1,220,494	1,219,916	*	(4)%
Total interest-bearing liabilities	27,424,357	26,818,510	26,704,330	27,009,947	27,327,069	2%	*
Noninterest-bearing deposits	7,795,015	8,034,692	8,117,349	8,003,901	7,843,239	(3)%	(1)%
Fixed income payables	21,978	19,858	17,582	15,453	27,913	11%	(21)%
Derivative liabilities	94,943	147,075	114,211	103,130	72,157	(35)%	32%
Other liabilities (d)	737,664	551,695	512,259	488,735	506,430	34%	46%
Total liabilities	36,073,957	35,571,830	35,465,731	35,621,166	35,776,808	1%	1%
Equity:
Common stock	198,460	201,006	202,852	203,381	204,332	(1)%	(3)%
Capital surplus	3,015,017	3,068,536	3,108,721	3,121,578	3,151,931	(2)%	(4)%
Undivided profits	1,572,177	1,510,503	1,323,826	1,240,809	1,192,462	4%	32%
Accumulated other comprehensive loss, net	(367,474)	(440,402)	(415,152)	(404,277)	(365,864)	(17)%	*
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (g)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,809,235	4,730,698	4,611,302	4,552,546	4,573,916	2%	5%
Total liabilities and equity	$40,883,192	$40,302,528	$40,077,033	$40,173,712	$40,350,724	1%	1%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
*Amount is less than one percent.

(a)	Includes loans on nonaccrual status.

(b)	1Q19 includes $572.2 million of SBA and USDA loans, $73.6 million of mortgage loans, and $24.5 million of other consumer loans.

(c)	Includes excess balances held at Fed.

(d)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in approximately $180 million of lease assets and approximately $200 million of lease liabilities being added to the balance sheet.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(g)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						1Q19 Changes vs.
(Thousands)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Interest Income:
Loans, net of unearned income (b)	$334,167	$333,935	$333,088	$326,069	$301,411	*	11%
Loans held-for-sale (c)	9,877	11,759	9,977	11,228	12,144	(16)%	(19)%
Investment securities:
U.S. government agencies	30,107	30,744	31,106	31,692	31,870	(2)%	(6)%
States and municipalities	362	300	129	13	—	21%	NM
Corporate bonds	712	716	714	720	745	(1)%	(4)%
Other	895	955	592	342	363	(6)%	NM
Total investment securities	32,076	32,715	32,541	32,767	32,978	(2)%	(3)%
Trading securities	13,712	15,533	14,305	14,967	14,537	(12)%	(6)%
Other earning assets:
Federal funds sold	733	304	273	207	145	NM	NM
Securities purchased under agreements to resell	2,336	3,197	3,510	2,944	2,503	(27)%	(7)%
Interest-bearing cash	10,209	5,884	2,257	1,950	1,684	74%	NM
Total other earning assets	13,278	9,385	6,040	5,101	4,332	41%	NM
Interest income	$403,110	$403,327	$395,951	$390,132	$365,402	*	10%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$24,641	$21,607	$17,968	$14,153	$7,534	14%	NM
Commercial interest	28,153	22,706	18,302	14,737	12,127	24%	NM
Market-indexed (d)	29,416	29,366	22,820	19,859	15,372	*	91%
Total interest-bearing deposits	82,210	73,679	59,090	48,749	35,033	12%	NM
Federal funds purchased	2,287	1,933	2,355	1,640	1,738	18%	32%
Securities sold under agreements to repurchase	3,496	3,329	2,780	1,997	1,901	5%	84%
Trading liabilities	2,816	4,320	5,125	4,790	5,124	(35)%	(45)%
Other short-term borrowings	961	1,571	4,627	6,473	6,403	(39)%	(85)%
Term borrowings	14,337	13,842	13,992	13,230	11,983	4%	20%
Interest expense	106,107	98,674	87,969	76,879	62,182	8%	71%
Net interest income - tax equivalent basis	297,003	304,653	307,982	313,253	303,220	(3)%	(2)%
Fully taxable equivalent adjustment	(2,495)	(2,141)	(2,282)	(2,321)	(2,047)	(17)%	(22)%
Net interest income	$294,508	$302,512	$305,700	$310,932	$301,173	(3)%	(2)%
NM - Not meaningful
*Amount is less than one percent.

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

(b)	Includes interest on loans in nonaccrual status.

(c)	3Q18 decrease largely driven by the sale of approximately $120 million UPB of loans in 2Q18.

(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	1Q19	4Q18	3Q18	2Q18	1Q18

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	5.08%	5.00%	4.95%	4.88%	4.53%
Consumer loans	4.59	4.54	4.51	4.52	4.48
Total loans, net of unearned income (c)	4.96	4.88	4.84	4.79	4.51
Loans held-for-sale	5.89	6.58	5.49	6.18	6.68
Investment securities:
U.S. government agencies	2.68	2.74	2.71	2.69	2.66
States and municipalities	4.33	4.36	3.60	3.12	3.37
Corporate bonds	4.37	4.40	4.36	4.38	4.54
Other	34.56	33.16	31.97	32.48	27.65
Total investment securities	2.79	2.85	2.78	2.74	2.71
Trading securities	3.80	3.80	3.81	3.82	3.40
Other earning assets:
Federal funds sold	2.63	2.76	2.50	2.36	2.11
Securities purchased under agreements to resell	2.21	2.08	1.82	1.62	1.15
Interest-bearing cash	2.41	2.17	1.84	1.75	1.42
Total other earning assets	2.38	2.16	1.85	1.69	1.26
Interest income/total earning assets	4.49%	4.47%	4.43%	4.39%	4.13%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.75%	0.66%	0.56%	0.45%	0.24%
Commercial interest	1.74	1.53	1.30	1.05	0.89
Market-indexed (d)	2.52	2.35	2.02	1.77	1.47
Total interest-bearing deposits	1.35	1.23	1.03	0.86	0.64
Federal funds purchased	2.50	2.30	2.05	1.79	1.52
Securities sold under agreements to repurchase	2.06	1.86	1.53	1.20	1.02
Trading liabilities	3.04	3.15	2.90	2.88	2.53
Other short-term borrowings	3.40	2.55	2.13	1.86	1.53
Term borrowings (e)	4.89	4.72	4.53	4.34	3.93
Interest expense/total interest-bearing liabilities	1.57	1.46	1.31	1.14	0.92
Net interest spread	2.92%	3.01%	3.12%	3.25%	3.21%
Effect of interest-free sources used to fund earning assets	0.39	0.37	0.32	0.28	0.22
Net interest margin	3.31%	3.38%	3.44%	3.53%	3.43%

Total loan yield	4.96%	4.88%	4.84%	4.79%	4.51%
Total deposit cost	1.03%	0.92%	0.76%	0.64%	0.47%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

(a)	Earning assets yields are expressed net of unearned income.

(b)	Includes loan fees and cash basis interest income.

(c)	Includes loans on nonaccrual status.

(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(e)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						1Q19 Changes vs.
(Dollars and shares in thousands)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Common equity tier 1 capital (a) (b) (c)	$3,239,249	$3,223,702	$3,252,825	$3,002,958	$2,991,223	*	8%
Tier 1 capital (a) (b) (c)	3,583,000	3,565,373	3,589,565	3,338,179	3,324,349	*	8%
Total capital (a) (c)	3,963,175	3,940,117	3,973,141	3,760,651	3,746,007	1%	6%

Risk-weighted assets (“RWA”) (a) (b)	33,518,750	33,002,595	33,041,617	33,437,145	33,293,821	2%	1%
Average assets for leverage (a) (b)	39,717,386	39,221,755	38,962,431	39,003,215	39,127,510	1%	2%

Common equity tier 1 ratio (a) (b) (c)	9.66%	9.77%	9.84%	8.98%	8.98%
Tier 1 ratio (a) (b) (c)	10.69%	10.80%	10.86%	9.98%	9.98%
Total capital ratio (a) (c)	11.82%	11.94%	12.02%	11.25%	11.25%
Leverage ratio (a) (b)	9.02%	9.09%	9.21%	8.56%	8.50%

Total equity to total assets (c)	11.79%	11.72%	11.67%	11.08%	11.30%
Tangible common equity/tangible assets (“TCE/TA”) (c) (d)	7.27%	7.15%	7.12%	6.54%	6.71%
Period-end shares outstanding (e)	315,361	318,573	323,943	325,003	327,194	(1)%	(4)%
Cash dividends declared per common share	$0.14	$0.12	$0.12	$0.12	$0.12	17%	17%
Book value per common share (c)	$14.13	$13.79	$13.43	$12.80	$12.78
Tangible book value per common share (c) (d)	$9.11	$8.81	$8.58	$7.94	$7.97
Market capitalization (millions)	$4,408.7	$4,192.4	$5,591.3	$5,798.1	$6,161.1
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.

(a)	Current quarter is an estimate.

(b)	See Glossary of Terms for definition.

(c)	3Q18 includes the effect of the pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(d)
TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

(e)	1Q19 and 4Q18 decreases largely attributable to shares repurchased under share repurchase programs.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						1Q19 Changes vs.
(Thousands)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Regional Banking
Net interest income	$287,157	$299,640	$302,472	$306,990	$293,194	(4)%	(2)%
Noninterest income (a)	72,117	69,208	79,850	80,274	79,963	4%	(10)%
Total revenues	359,274	368,848	382,322	387,264	373,157	(3)%	(4)%
Provision for loan losses	13,958	7,850	8,045	4,925	4,458	78%	NM
Noninterest expense	199,959	206,372	207,807	209,492	201,749	(3)%	(1)%
Income before income taxes	145,357	154,626	166,470	172,847	166,950	(6)%	(13)%
Provision for income taxes	33,693	36,281	39,051	40,621	39,340	(7)%	(14)%
Net income	$111,664	$118,345	$127,419	$132,226	$127,610	(6)%	(12)%

Fixed Income
Net interest income	$7,322	$9,002	$9,044	$9,183	$8,475	(19)%	(14)%
Noninterest income	53,807	39,678	41,124	38,363	45,605	36%	18%
Total revenues	61,129	48,680	50,168	47,546	54,080	26%	13%
Noninterest expense	51,227	46,947	47,028	47,522	49,931	9%	3%
Income before income taxes	9,902	1,733	3,140	24	4,149	NM	NM
Provision/(benefit) for income taxes	2,283	299	601	(219)	896	NM	NM
Net income	$7,619	$1,434	$2,539	$243	$3,253	NM	NM

Corporate
Net interest income/(expense)	$(7,853)	$(15,334)	$(15,440)	$(17,161)	$(16,184)	49%	51%
Noninterest income (b)	13,352	(1,411)	222,620	8,738	9,316	NM	43%
Total revenues	5,499	(16,745)	207,180	(8,423)	(6,868)	NM	NM
Noninterest expense (c) (d)	40,351	23,127	33,537	67,835	53,329	74%	(24)%
Income/(loss) before income taxes	(34,852)	(39,872)	173,643	(76,258)	(60,197)	13%	42%
Provision/ (benefit) for income taxes (e)	(11,403)	(14,599)	40,470	(22,948)	(13,771)	22%	17%
Net income/(loss)	$(23,449)	$(25,273)	$133,173	$(53,310)	$(46,426)	7%	49%

Non-Strategic
Net interest income	$7,882	$9,204	$9,624	$11,920	$15,688	(14)%	(50)%
Noninterest income (f)	1,769	2,799	5,378	150	1,133	(37)%	56%
Total revenues	9,651	12,003	15,002	12,070	16,821	(20)%	(43)%
Provision/(provision credit) for loan losses	(4,958)	(1,850)	(6,045)	(4,925)	(5,458)	NM	9%
Noninterest expense	4,553	5,486	5,659	7,919	8,256	(17)%	(45)%
Income before income taxes	10,056	8,367	15,388	9,076	14,023	20%	(28)%
Provision for income taxes	2,485	2,068	3,803	2,243	3,466	20%	(28)%
Net income	$7,571	$6,299	$11,585	$6,833	$10,557	20%	(28)%

Total Consolidated
Net interest income	$294,508	$302,512	$305,700	$310,932	$301,173	(3)%	(2)%
Noninterest income	141,045	110,274	348,972	127,525	136,017	28%	4%
Total revenues	435,553	412,786	654,672	438,457	437,190	6%	*
Provision/(provision credit) for loan losses	9,000	6,000	2,000	—	(1,000)	50%	NM
Noninterest expense	296,090	281,932	294,031	332,768	313,265	5%	(5)%
Income before income taxes	130,463	124,854	358,641	105,689	124,925	4%	4%
Provision for income taxes	27,058	24,049	83,925	19,697	29,931	13%	(10)%
Net income	$103,405	$100,805	$274,716	$85,992	$94,994	3%	9%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(b)
1Q19 includes higher deferred compensation income driven by equity market valuations; 4Q18 includes lower deferred compensation income driven by equity market valuations and a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(c)	Quarterly balances include acquisition- and integration-related expenses primarily associated with the CBF acquisition.

(d)	1Q19 includes $12.2 million of restructuring costs associated with efficiency initiatives.

(e)	3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares.

(f)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

FHN REGIONAL BANKING
Quarterly, Unaudited

						1Q19 Changes vs.
	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Income Statement (thousands)
Net interest income	$287,157	$299,640	$302,472	$306,990	$293,194	(4)%	(2)%
Provision for loan losses	13,958	7,850	8,045	4,925	4,458	78%	NM
Noninterest income:
NSF / Overdraft fees (a)	11,579	14,129	13,584	12,663	12,255	(18)%	(6)%
Cash management fees	8,857	9,073	9,238	9,193	9,269	(2)%	(4)%
Debit card income (b)	5,372	(3,142)	7,811	8,395	8,409	NM	(36)%
Other	4,197	3,555	3,358	4,261	4,789	18%	(12)%
Total deposit transactions and cash management	30,005	23,615	33,991	34,512	34,722	27%	(14)%
Brokerage, management fees and commissions	12,630	13,377	14,199	13,740	13,483	(6)%	(6)%
Trust services and investment management	7,056	6,961	7,453	8,147	7,292	1%	(3)%
Bankcard income	6,102	6,927	7,000	6,642	6,279	(12)%	(3)%
Other service charges	3,713	3,258	3,449	3,559	4,586	14%	(19)%
Miscellaneous revenue	12,611	15,070	13,758	13,674	13,601	(16)%	(7)%
Total noninterest income	72,117	69,208	79,850	80,274	79,963	4%	(10)%
Noninterest expense:
Employee compensation, incentives, and benefits	82,351	82,856	81,674	81,845	81,208	(1)%	1%
Other (c)	117,608	123,516	126,133	127,647	120,541	(5)%	(2)%
Total noninterest expense	199,959	206,372	207,807	209,492	201,749	(3)%	(1)%
Income before income taxes	$145,357	$154,626	$166,470	$172,847	$166,950	(6)%	(13)%
PPNR (d)	159,315	162,476	174,515	177,772	171,408	(2)%	(7)%

Balance Sheet (millions)
Average loans	$26,189	$25,970	$26,067	$25,925	$25,590	1%	2%
Average other earning assets	39	41	59	57	48	(5)%	(19)%
Total average earning assets	26,228	26,011	26,126	25,982	25,638	1%	2%
Total average deposits	29,614	28,348	27,594	27,427	27,120	4%	9%
Total period-end deposits	30,376	29,370	27,758	27,861	27,653	3%	10%
Total period-end assets	29,624	29,205	28,859	29,067	28,386	1%	4%

Key Statistics
Return on average assets (quarters are annualized) (e)	1.57%	1.64%	1.76%	1.86%	1.84%
Return on allocated equity (e) (f)	15.33%	15.84%	16.73%	17.31%	16.92%
Fee income to total revenue (e)	20.07%	18.76%	20.89%	20.73%	21.43%
Efficiency ratio (e)	55.66%	55.95%	54.35%	54.10%	54.12%
Net interest margin (g)	4.47%	4.60%	4.63%	4.77%	4.67%
Net interest spread	3.98%	4.04%	4.09%	4.15%	4.03%
Loan average yield	4.86%	4.78%	4.70%	4.65%	4.39%
Deposit average rate	0.88%	0.74%	0.61%	0.50%	0.36%
Regional banking net charge-offs/(recoveries)	$5,540	$12,597	$3,693	$4,325	$2,696	(56)%	NM
Financial center locations (h)	292	292	292	292	345	*	(15)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses.

(d)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(e)	See Glossary of Terms for definitions of Key Ratios.

(f)	Segment equity is allocated based on an internal allocation methodology.

(g)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

(h)	2Q18 decrease driven by branch consolidation and integration efforts.

FHN FIXED INCOME
Quarterly, Unaudited

						1Q19 Changes vs.
	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Income Statement (thousands)
Net interest income	$7,322	$9,002	$9,044	$9,183	$8,475	(19)%	(14)%
Noninterest income:
Fixed income product revenue	44,472	30,028	34,268	29,940	38,047	48%	17%
Other	9,335	9,650	6,856	8,423	7,558	(3)%	24%
Total noninterest income	53,807	39,678	41,124	38,363	45,605	36%	18%
Noninterest expense	51,227	46,947	47,028	47,522	49,931	9%	3%
Income before income taxes	$9,902	$1,733	$3,140	$24	$4,149	NM	NM
Fixed income product average daily revenue	$729	$492	$544	$468	$624	48%	17%

Balance Sheet (millions)
Average trading inventory	$1,443	$1,633	$1,500	$1,566	$1,710	(12)%	(16)%
Average loans held-for-sale	571	608	617	539	487	(6)%	17%
Average other earning assets	491	675	826	797	933	(27)%	(47)%
Total average earning assets	2,505	2,916	2,943	2,902	3,130	(14)%	(20)%
Total period-end assets	3,095	2,791	3,744	3,463	3,653	11%	(15)%

Key Statistics
Return on average assets (a)	1.08%	0.18%	0.31%	0.03%	0.38%
Return on allocated equity (a) (b)	15.49%	2.75%	4.79%	0.46%	6.11%
Efficiency ratio (a)	83.80%	96.44%	93.74%	99.95%	92.33%
Net interest margin (c)	1.19%	1.25%	1.26%	1.30%	1.09%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	See Glossary of Terms for definitions of Key Ratios.

(b)	Segment equity is allocated based on an internal allocation methodology.

(c)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						1Q19 Changes vs.
	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Income Statement (thousands)
Net interest income/(expense)	$(7,853)	$(15,334)	$(15,440)	$(17,161)	$(16,184)	49%	51%
Noninterest income excluding securities gains/(losses) (a)	13,321	(1,383)	9,762	8,706	9,230	NM	44%
Securities gains/(losses), net (b)	31	(28)	212,858	32	86	NM	(64)%
Noninterest expense (c)	40,351	23,127	33,537	67,835	53,329	74%	(24)%
Income/(loss) before income taxes	$(34,852)	$(39,872)	$173,643	$(76,258)	$(60,197)	13%	42%

Average Balance Sheet (millions)
Average investment securities	$4,594	$4,582	$4,675	$4,773	$4,859	*	(5)%
Total earning assets	$6,463	$5,732	$5,213	$5,254	$5,385	13%	20%

Deferred Compensation (thousands)
Other Income	$5,474	$(6,124)	$1,458	$991	$451	NM	NM
Employee compensation, incentives, and benefits	$6,221	$(6,983)	$1,968	$866	$854	NM	NM
Estimated effective duration of securities portfolio 3.5 years in 1Q19 compared to 4.1 years in 4Q18
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
* Amount is less than one percent.

(a)
1Q19 includes higher deferred compensation income driven by equity market valuations; 4Q18 includes lower deferred compensation income driven by equity market valuations and a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 and 1Q18 include $.8 million and $3.3 million, respectively, of gains on the sales of buildings; 4Q18 and 2Q18 include $1.0 million and $2.5 million, respectively, of BOLI policy gains.

(b)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(c)
Quarterly balances include acquisition- and integration-related expenses primarily associated with the CBF acquisition; 1Q19 includes $12.2 million of restructuring costs associated with efficiency initiatives; 2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

FHN NON-STRATEGIC
Quarterly, Unaudited

						1Q19 Changes vs.
	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Income Statement (thousands)
Net interest income	$7,882	$9,204	$9,624	$11,920	$15,688	(14)%	(50)%
Provision/(provision credit) for loan losses	(4,958)	(1,850)	(6,045)	(4,925)	(5,458)	NM	9%
Noninterest income (a)	1,769	2,799	5,378	150	1,133	(37)%	56%
Noninterest expense	4,553	5,486	5,659	7,919	8,256	(17)%	(45)%
Income before income taxes	$10,056	$8,367	$15,388	$9,076	$14,023	20%	(28)%

Average Balance Sheet (millions)
Loans	$1,005	$1,068	$1,170	$1,274	$1,372	(6)%	(27)%
Other assets	89	95	97	175	212	(6)%	(58)%
Total assets	1,094	1,163	1,267	1,449	1,584	(6)%	(31)%

Key Statistics
Return on average assets (b)	2.81%	2.15%	3.63%	1.89%	2.70%
Return on allocated equity (b) (c)	34.78%	26.02%	36.02%	19.89%	32.07%
Fee income to total revenue (b)	18.33%	23.32%	35.85%	1.24%	6.74%
Efficiency ratio (b)	47.18%	45.71%	37.72%	65.61%	49.08%
Net interest margin (d)	2.90%	3.15%	3.02%	3.30%	3.96%
Net charge-offs/(recoveries)	$(1,027)	$(1,062)	$(2,190)	$(2,593)	$(1,335)	3%	23%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

(b)	See Glossary of Terms for definitions of Key Ratios.

(c)	Segment equity is allocated based on an internal allocation methodology.

(d)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

1Q19 Changes vs.
(Dollars in thousands)	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Allowance for Loan Losses Walk-Forward
Beginning reserve	$180,424	$185,959	$185,462	$187,194	$189,555	(3)%	(5)%
Provision/(provision credit) for loan losses	9,000	6,000	2,000	—	(1,000)	NM	NM
Charge-offs	(10,527)	(17,824)	(9,482)	(10,008)	(8,483)	41%	(24)%
Recoveries	6,014	6,289	7,979	8,276	7,122	(4)%	(16)%
Ending balance	$184,911	$180,424	$185,959	$185,462	$187,194	2%	(1)%
Reserve for unfunded commitments	8,014	7,618	7,581	6,536	4,613	5%	74%
Total allowance for loan losses plus reserve for unfunded commitments	$192,925	$188,042	$193,540	$191,998	$191,807	3%	1%

Allowance for Loan Losses
Regional Banking	$164,495	$156,077	$160,824	$156,473	$155,873	5%	6%
Non-Strategic	20,416	24,347	25,135	28,989	31,321	(16)%	(35)%
Total allowance for loan losses	$184,911	$180,424	$185,959	$185,462	$187,194	2%	(1)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$115,977	$79,339	$76,145	$50,856	$57,372	46%	NM
OREO	16,698	18,535	20,571	22,095	27,614	(10)%	(40)%
Total Regional Banking	$132,675	$97,874	$96,716	$72,951	$84,986	36%	56%
Non-Strategic
Nonperforming loans	$63,961	$66,703	$68,485	$72,190	$72,519	(4)%	(12)%
Nonperforming loans held-for-sale after fair value adjustments	5,219	5,328	5,675	5,769	8,258	(2)%	(37)%
OREO	3,977	3,852	5,155	4,361	4,761	3%	(16)%
Total Non-Strategic	$73,157	$75,883	$79,315	$82,320	$85,538	(4)%	(14)%
Corporate
Nonperforming loans	$1,687	$1,707	$1,727	$1,746	$2,140	(1)%	(21)%
Total nonperforming assets	$207,519	$175,464	$177,758	$157,017	$172,664	18%	20%

Net Charge-Offs
Regional Banking	$5,540	$12,597	$3,693	$4,325	$2,696	(56)%	NM
Non-Strategic	(1,027)	(1,062)	(2,190)	(2,593)	(1,335)	3%	23%
Total net charge-offs/(recoveries)	$4,513	$11,535	$1,503	$1,732	$1,361	(61)%	NM

Consolidated Key Ratios (a)
30+ Delinq. % (b)	0.23%	0.27%	0.35%	0.31%	0.29%
NPL % (c)	0.65	0.54	0.54	0.45	0.48
NPA %	0.72	0.62	0.63	0.55	0.60
Net charge-offs % (d)	0.07	0.17	0.02	0.03	0.02
Allowance / loans %	0.66	0.66	0.68	0.67	0.69
Allowance / NPL	1.02	x	1.22	x	1.27	x	1.49	x	1.42	x
Allowance / NPA	0.91	x	1.06	x	1.08	x	1.23	x	1.14	x
Allowance / net charge-offs	10.10	x	3.94	x	31.20	x	26.70	x	33.90	x

Other
Loans past due 90 days or more and still accruing (e)	$30,896	$39,992	$49,352	$44,467	$52,700	NM	NM
Guaranteed portion (e)	5,725	7,237	7,772	8,412	9,076
Period-end loans, net of unearned income (millions)	27,990	27,536	27,350	27,702	27,250	2%	3%
30+ delinquencies (thousands)	$63,693	$75,164	$95,092	$85,139	$79,352	(15)%	(20)%
NM - Not meaningful

(a)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)	3Q18 increase in NPLs as a percentage of total loans was driven by one large credit.

(d)	4Q18 increase in charge-offs as a percentage of total loans was primarily driven by two credits.

(e)	Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

1Q19 Changes vs.
1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Key Portfolio Details
C&I
Period-end loans ($ millions)	$17,176	$16,515	$16,044	$16,439	$15,828	4%	9%
30+ Delinq. % (a)	0.07%	0.06%	0.15%	0.14%	0.16%
NPL % (b) (e)	0.44	0.24	0.26	0.12	0.18
Charge-offs % (qtr. annualized) (d)	0.06	0.20	0.01	0.06	0.01
Allowance / loans %	0.60%	0.60%	0.63%	0.59%	0.63%
Allowance / net charge-offs	11.26	x	3.06	x	74.66	x	10.73	x	44.48	x

Commercial Real Estate
Period-end loans ($ millions)	$3,947	$4,031	$4,237	$4,136	$4,234	(2)%	(7)%
30+ Delinq. % (a) (c)	0.04%	0.06%	0.20%	0.06%	0.08%
NPL %	0.07	0.07	0.02	0.03	0.02
Charge-offs % (qtr. annualized)	0.04	0.05	NM	0.01	0.00
Allowance / loans %	0.87%	0.78%	0.80%	0.82%	0.69%
Allowance / net charge-offs	22.50	15.45	x	NM	55.04	x	NM

Consumer Real Estate
Period-end loans ($ millions)	$6,152	$6,250	$6,301	$6,328	$6,356	(2)%	(3)%
30+ Delinq. % (a)	0.66%	0.74%	0.73%	0.67%	0.56%
NPL %	1.34	1.32	1.27	1.25	1.20
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.39%	0.42%	0.46%	0.54%	0.55%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$209	$222	$237	$250	$271	(6)%	(23)%
30+ Delinq. % (a)	1.95%	3.21%	3.56%	2.59%	3.65%
NPL %	10.01	9.76	9.41	9.76	9.32
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.14
Allowance / loans %	4.82%	4.95%	4.68%	4.68%	4.80%
Allowance / net charge-offs	NM	NM	NM	NM	33.80	x

Credit Card and Other
Period-end loans ($ millions)	$506	$518	$531	$549	$561	(2)%	(10)%
30+ Delinq. % (a)	1.20%	1.63%	1.64%	1.80%	0.98%
NPL %	0.09	0.12	0.13	0.07	0.18
Charge-offs % (qtr. annualized)	2.44	3.32	3.32	2.61	2.15
Allowance / loans %	2.50%	2.46%	2.21%	1.63%	1.73%
Allowance / net charge-offs	1.01	x	0.73	x	0.66	x	0.62	x	0.76	x
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.

(c)	3Q18 increase in delinquencies primarily driven by two credits.

(d)	4Q18 increase in charge-offs as a percentage of loans was primarily driven by two credits.

(e)	1Q19 increase in NPLs as a percentages of total loans was primarily driven by three credits.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

1Q19 Changes vs.
1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Total Regional Banking (a)
Period-end loans ($ millions)	$26,980	$26,463	$26,203	$26,427	$25,888	2%	4%
30+ Delinq. % (b)	0.17%	0.19%	0.26%	0.22%	0.20%
NPL % (c) (f)	0.43	0.30	0.29	0.19	0.22
Charge-offs % (qtr. annualized) (e)	0.09	0.19	0.06	0.07	0.04
Allowance / loans %	0.61%	0.59%	0.61%	0.59%	0.60%
Allowance / net charge-offs	7.32	x	3.12	x	10.98	x	9.02	x	14.25	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$16,814	$16,151	$15,675	$16,020	$15,410	4%	9%
30+ Delinq. % (b)	0.06%	0.06%	0.15%	0.15%	0.16%
NPL % (c) (f)	0.43	0.23	0.25	0.10	0.16
Charge-offs % (qtr. annualized) (e)	0.06	0.21	0.01	0.06	0.02
Allowance / loans %	0.61%	0.60%	0.63%	0.60%	0.64%
Allowance / net charge-offs	10.98	x	3.01	x	71.90	x	10.57	x	43.61

Commercial Real Estate
Period-end loans ($ millions)	$3,947	$4,031	$4,237	$4,136	$4,234	(2)%	(7)%
30+ Delinq. % (b) (d)	0.04%	0.06%	0.20%	0.06%	0.08%
NPL %	0.07	0.07	0.02	0.03	0.02
Charge-offs % (qtr. annualized)	0.04	0.05	NM	0.01	—
Allowance / loans %	0.87%	0.78%	0.80%	0.82%	0.69%
Allowance / net charge-offs	22.50	15.10	NM	NM	187.01

Consumer Real Estate
Period-end loans ($ millions)	$5,780	$5,845	$5,859	$5,839	$5,815	(1)%	(1)%
30+ Delinq. % (b)	0.52%	0.58%	0.56%	0.51%	0.37%
NPL %	0.71	0.67	0.61	0.56	0.52
Charge-offs % (qtr. annualized)	0.04	0.07	0.03	NM	NM
Allowance / loans %	0.26%	0.25%	0.28%	0.31%	0.31%
Allowance / net charge-offs	6.17	3.38	10.63	x	NM	NM

Credit Card, Permanent Mortgage, and Other (a)
Period-end loans ($ millions)	$439	$436	$432	$432	$429	1%	2%
30+ Delinq. % (b)	0.74%	0.95%	0.80%	0.80%	0.70%
NPL %	0.08	0.09	0.08	0.11	0.25
Charge-offs % (qtr. annualized)	2.08	2.55	2.98	2.25	2.32
Allowance / loans %	2.87%	2.90%	2.64%	2.08%	2.28%
Allowance / net charge-offs	1.38	x	1.13	x	0.90	x	0.93	x	0.96	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$38	$39	$42	$44	$49	(3)%	(22)%
30+ Delinq. % (b)	4.54%	4.37%	4.21%	3.32%	5.51%
NPL %	4.49	4.35	4.12	3.94	4.41
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	In 3Q18, the acquired CBF indirect auto portfolio was retrospectively reclassed through 4Q17 from the Regional Banking segment to the Non-Strategic segment.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)	3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.

(d)	3Q18 increase in delinquencies primarily driven by two credits.

(e)	4Q18 increase in charge-offs as a percentage of loans was primarily driven by two credits.

(f)	1Q19 increases in NPLs as a percentage of total loans was primarily driven by three credits

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

1Q19 Changes vs.
1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18

Total Non-Strategic (a)
Period-end loans ($ millions)	$972	$1,034	$1,105	$1,231	$1,313	(6)%	(26)%
30+ Delinq. % (b)	1.76%	2.31%	2.31%	1.97%	1.82%
NPL %	6.58	6.46	6.20	5.87	5.52
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.10%	2.36%	2.27%	2.36%	2.38%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$362	$363	$369	$419	$418	*	(13)%
30+ Delinq. % (b)	0.46%	0.47%	—%	—%	—%
NPL %	0.78	0.80	0.80	0.71	0.72
Charge-offs % (qtr. annualized)	NM	NM	NM	—	—
Allowance / loans %	0.36%	0.37%	0.35%	0.31%	0.30%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$372	$405	$442	$489	$540	(8)%	(31)%
30+ Delinq. % (b)	2.77%	3.07%	3.06%	2.63%	2.64%
NPL %	11.25	10.76	10.09	9.55	8.60
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.41%	2.95%	2.81%	3.28%	3.17%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$168	$179	$191	$201	$217	(6)%	(23)%
30+ Delinq. % (b)	1.14%	2.87%	3.31%	2.28%	3.16%
NPL %	11.29	10.97	10.60	11.08	10.43
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.17
Allowance / loans %	5.96%	6.10%	5.76%	5.77%	5.93%
Allowance / net charge-offs	NM	NM	NM	NM	33.55

Other Consumer (a)
Period-end loans ($ millions)	$70	$87	$103	$122	$138	(18)%	(49)%
30+ Delinq. % (b)	4.61%	5.35%	5.47%	5.63%	2.04%
NPL %	0.56	0.69	0.66	0.19	0.29
Charge-offs % (qtr. annualized)	4.35	6.77	4.47	3.71	1.61
Allowance / loans %	0.20%	0.15%	0.37%	0.05%	0.05%
Allowance / net charge-offs	0.04	x	0.02	x	0.08	x	0.01	0.03
NM - Not meaningful
* Amount is less than one percent.

(a)	In 3Q18, the acquired CBF indirect auto portfolio was retrospectively reclassed through 4Q17 from the Regional Banking segment to the Non-Strategic segment.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	1Q19	4Q18	3Q18	2Q18	1Q18

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,846,521	$4,785,380	$4,741,931	$4,549,749	$4,572,528
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,455,466	$4,394,325	$4,350,876	$4,158,694	$4,181,473
Less: Intangible assets (GAAP) (b)	1,581,606	1,587,821	1,571,317	1,577,231	1,572,916
(C) Tangible common equity (Non-GAAP)	$2,873,860	$2,806,504	$2,779,559	$2,581,463	$2,608,557

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$41,099,003	$40,832,258	$40,635,924	$41,076,795	$40,463,195
Less: Intangible assets (GAAP) (b)	1,581,606	1,587,821	1,571,317	1,577,231	1,572,916
(E) Tangible assets (Non-GAAP)	$39,517,397	$39,244,437	$39,064,607	$39,499,564	$38,890,279

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$4,809,235	$4,730,698	$4,611,302	$4,552,546	$4,573,916
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,418,180	$4,339,643	$4,220,247	$4,161,491	$4,182,861
Less: Average intangible assets (GAAP) (b)	1,584,694	1,569,533	1,572,886	1,569,449	1,568,029
(H) Average tangible common equity (Non-GAAP)	$2,833,486	$2,770,110	$2,647,361	$2,592,042	$2,614,832

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (annualized) (GAAP)	$401,642	$382,238	$1,072,318	$327,257	$367,531

Period-end Shares Outstanding
(J) Period-end shares outstanding	315,361	318,573	323,943	325,003	327,194

Ratios
(I)/(G) Return on average common equity (“ROCE”) (GAAP)	9.09%	8.81%	25.41%	7.86%	8.79%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	14.17%	13.80%	40.51%	12.63%	14.06%
(A)/(D) Total equity to total assets (GAAP)	11.79%	11.72%	11.67%	11.08%	11.30%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.27%	7.15%	7.12%	6.54%	6.71%
(B)/(J) Book value per common share (GAAP)	$14.13	$13.79	$13.43	$12.80	$12.78
(C)/(J) Tangible book value per common share (Non-GAAP)	$9.11	$8.81	$8.58	$7.94	$7.97
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Included in Total equity on the Consolidated Balance Sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.